EXHIBIT 21

              SUBSIDIARIES OF DUKE REALTY INVESTMENTS, INC.

                                   State of            Names Under Which
                                 Incorporation          Subsidiary Does
          Subsidiary            or Organization            Business
-------------------------    -------------------  ------------------------
Duke Realty Limited                Indiana        Duke Realty Limited
  Partnership                                       Partnership

Duke Services, Inc.                Indiana        Duke Services, Inc.

Duke Realty Services               Indiana        Duke Realty Services
  Limited Partnership                               Limited Partnership

Duke Realty Construction,          Indiana        Duke Realty Construction,
  Inc.                                              Inc.

Duke Construction Limited          Indiana        Duke Construction Limited
  Partnership                                       Partnership

B/D Limited Partnership            Indiana        B/D Limited Partnership

Lamida Partners Limited            Ohio           Lamida Partners Limited
  Partnership                                       Partnership

Duna Developers                    Ohio           Duna Developers

Kenwood Office Associates          Ohio           Kenwood Office Associates

Park Creek Venture                 Indiana        Park Creek Venture

Parkrite Limited Partnership       Indiana       Parkrite Limited Partnership

Post Road Limited Partnership      Indiana       Post Road Limited Partnership

Shadeland Station Office           Indiana       Shadeland Station Office
  Associates II Limited                            Associates II Limited
  Partnership                                      Partnership

SCRED Ohio Limited                 Ohio          SCRED Ohio Limited
  Partnership                                      Partnership

Dugan Realty L.L.C.                Indiana       Dugan Realty L.L.C.

Duke/Tees Joint Venture            Indiana       Duke/Tees J.V.

Park Fletcher Limited              Indiana       Park Fletcher Limited
  Partnership 2728                                 Partnership 2728

Cincinnati Development             Ohio          Cincinnati Development
  Group L.L.C.                                     Group L.L.C.